                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                 Form 8-K/A
                               AMENDMENT NO. 1

                               CURRENT REPORT

                          Pursuant to Section 13 of
                     the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 16, 1996

                            Owens-Illinois, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      Delaware                     1-9576                 22-2781933
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


                         Owens-Illinois Group, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Delaware                    33-13061                34-1559348
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


      One SeaGate, Toledo, Ohio                              43666
--------------------------------------------------------------------------------
   (Address of principal executive offices)               (Zip code)

      Registrants' telephone number,
        including area code:                             419-247-5000






                            Exhibit Index -- Page 4


                               Page 1 of 4 pages

The Registrants hereby amend its Current Report on Form 8-K dated December 16, 1996 to include the information required under Items 7(a), 7(b) and 7(c).

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     (1) Audited consolidated finanical statements of Avir Finanziaria S.p.A. and subsidiaries for the year ended December 31, 1995 (with comparative information as of and for the year ended
          December 31, 1994).

          -  Independent Auditors' Report
          -  Consolidated Balance Sheets
          -  Consolidated Profit and Loss Accounts
          -  Consolidated Statements of Changes in Net Equity
          -  Consolidated Cash Flow Statements
          -  Notes to Consolidated Financial Statements

     (2) Unaudited condensed consolidated finanical statements of Avir Finanziaria S.p.A. and subsidiaries for the six months ended June 30, 1996 and 1995.

          -  Condensed Consolidated Balance Sheets
          -  Condensed Consolidated Profit and Loss Accounts
          -  Condensed Consolidated Cash Flow Statements
          -  Notes to Condensed Consolidated Financial Statements


(b)  Unaudited pro forma financial information.

          -  Pro Forma Condensed Consolidated Balance Sheet at June 30, 1996
          - Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 1996
          - Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1995
          -  Notes to Pro Forma Condensed Consolidated Financial Statements


(c)  Exhibits.

          2.1   Acquisition Agreement dated December 16, 1996

          23.1  Consent of KPMG S.p.A., Rome, Italy









                              Page 2 of 4 pages

                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                   OWENS-ILLINOIS, INC.
                                   OWENS-ILLINOIS GROUP, INC.


                                   By   /s/  Lee A. Wesselmann
                                        --------------------------
                                       Senior Vice President and
                                        Chief Financial Officer
                                     (Principal Financial Officer)



Dated:   March 3, 1997































                              Page 3 of 4 pages

                                EXHIBIT INDEX


Exhibit
Number                             Exhibit

 2.1        Acqusition Agreement dated December 16, 1996

23.1        Consent of KPMG S.p.A., Rome, Italy












































                              Page 4 of 4 pages

                         Independent Auditors' Report
                         ----------------------------

The Shareholders
Avir Finanziaria S.p.A.

We have audited the accompanying consolidated balance sheet of Avir Finanziaria S.p.A. and subsidiaries as of December 31, 1995 and the related consolidated profit and loss account, statement of changes in net equity and cash flow statement for the year then ended. These consolidated financial statements are the responsibility of Avir Finanziaria S.p.A.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Vidrieria Rovira S.A., a subsidiary (62% ownership), which statements reflect total assets constituting 8% and total revenues constituting 9% of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Vidrieria Rovira S.A., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Italy, which standards are substantially equivalent to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avir Finanziaria S.p.A. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the Republic of Italy.

Accounting principles generally accepted in the Republic of Italy vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected net profit for the year ended December 31, 1995 and net equity as of December 31, 1995, to the extent summarized in Note 20 to the consolidated financial statements.


KPMG S.p.A.

Naples, Italy
May 13, 1996, except as to Note 21,
which is as of March 3, 1997

CONSOLIDATED BALANCE SHEETS  Avir Finanziaria S.p.A.
Millions of Lire
December 31,                                                1995         1994
-----------------------------------------------------------------------------
Assets
A)  Receivables from shareholders for
    unpaid capital                                             -            -

B)  Fixed Assets
    I)    Intangible assets:
          1)  Start-up and improvement costs                 323          414
          2)  Costs of research, development and
                 publicity                                    38          128
          3)  Patents and rights to use third-party
                 patents                                   1,053        1,342
          4)  Concessions, licenses, brands and
                 similar rights                                9           13
          5)  Differences on consolidation                 1,933        3,227
          6)  Assets in progress and advances                 50           14
          7)  Other                                        1,563        2,130
-----------------------------------------------------------------------------
    Total                                                  4,969        7,268

    II)   Tangible assets:
          1)  Land and buildings                         107,009      111,451
          2)  Plant and machinery                        188,364      187,636
          3)  Industrial and commercial equipment         20,754       21,366
          4)  Other assets                                 1,089        1,177
          5)  Assets under construction and advances      47,310       12,109
-----------------------------------------------------------------------------
    Total                                                364,526      333,739

    III)  Financial assets:
          1)  Investment in:
              b)  associated companies                    24,147       19,247
              d)  other companies                          1,621          755
          2)  Loans receivable:
              d)  from third-parties
                  due within one year                        257          139
                  due after one year                       8,838        1,141
          3)  other securities                               860          860
-----------------------------------------------------------------------------
    Total                                                 35,723       22,142
=============================================================================
    Total fixed assets (B)                               405,218      363,149
=============================================================================

Millions of Lire
December 31,                                                1995         1994
-----------------------------------------------------------------------------
C)  Current assets
    I)    Inventories
          1)  raw materials and supplies                  45,303       39,591
          2)  work-in-progress and semi-finished
                 products                                  5,563        1,699
          4)  finished products and goods for resale      85,071       92,315
          5)  advances                                        26           33
-----------------------------------------------------------------------------
    Total                                                135,963      133,638

    II)   Receivables:
          1)  from customers
              due within one year                        250,366      242,205
              due after one year                           8,907        6,480
          3)  due within one year                            293        6,577
          5)  from third parties
              due within one year                         25,076        9,262
              due after one year                          26,523       22,381
-----------------------------------------------------------------------------
    Total                                                311,165      286,905

    III)  Financial assets:
          4)  other investments                            6,569            -
          6)  loans receivable:
              -- from third parties
                 due within one year                     178,231       71,036
-----------------------------------------------------------------------------
    Total                                                184,800       71,036

    IV)   Cash on hand and at bank
          1)  bank and postal accounts                    84,313      108,338
          3)  cash on hand                                   198          301
-----------------------------------------------------------------------------
    Total                                                 84,511      108,639
-----------------------------------------------------------------------------
    Total current assets                                 716,439      600,218

D)  Prepaid assets and accrued income                      8,796        3,894
-----------------------------------------------------------------------------
    Total Assets                                       1,130,453      967,261
=============================================================================
Liabilities and Net Equity
A)  Net equity
    I)    Share capital                                   22,092       22,092
    II)   Share premium reserve                                -            -
    III)  Revaluation reserve                              4,224        4,224
    IV)   Legal reserve                                    4,418        4,418
    V)    Treasury stock                                       -            -

Millions of Lire
December 31,                                                1995         1994
-----------------------------------------------------------------------------
    VI)   Statutory reserves                                   -            -
    VII)  Other reserves
          -- extraordinary reserve                        78,584       74,610
          -- taxed reserves                                  202          202
          -- reserve for CASMEZ grants                        99           99
          -- reserve on gains re. Law 170                  1,767        1,767
          -- consolidation reserve                       257,642      214,526
          -- foreign exchange translation reserve          1,771          976
    VIII) Retained earnings                                    -            -
    IX)   Net profit for the year attributable to the
             Group                                       102,153       61,877
-----------------------------------------------------------------------------
    Total net equity attributable to the Group           472,952      384,791

    Share capital and reserves attributable to
       minorities                                         72,454       69,261
    Net profit for the year attributable to
       minorities                                         11,599        5,492
-----------------------------------------------------------------------------
    Total net equity attributable to minorities           84,053       74,753
-----------------------------------------------------------------------------
    Total Consolidated Net Equity                        557,005      459,544

B)  Risk and other provisions
    1)    Deferred compensation                              308          204
    2)    Income taxes                                    34,281       33,460
    3)    Other                                           19,724       21,280
-----------------------------------------------------------------------------
    Total                                                 54,313       54,944

C)  Employees' termination indemnity                      57,385       54,651

D)  Payables
    3)    Banks overdrafts:
          due within one year                             46,265       66,442
          due after one year                              63,109       50,893
    4)    Due to other financial institutions:
          due within one year                              1,101       13,604
          due after one year                              30,296       17,094
    5)    Advances
          due within one year                                385            -
    6)    Trade payables
          due within one year                            182,416      145,733
    7)    Notes payable
          due within one year                                703          703
          due after one year                                  40          743
    9)    Due to associated companies
          due within one year                                 25          203

Millions of Lire
December 31,                                                1995         1994
-----------------------------------------------------------------------------
    11)   Due to fiscal authorities
          due within one year                             97,315       68,311
    12)   Due to social security
          due within one year                             13,167       10,835
          due after one year                                  44          115
    13)   Other payables
          due within one year                             16,068       11,759
          due after one year                                 537          443
-----------------------------------------------------------------------------
    Total                                                451,471      386,878

E)  Accrued expenses and deferred income                  10,279       11,244
-----------------------------------------------------------------------------
    Total net equity and liabilities                   1,130,453      967,261
=============================================================================
    Memorandum Accounts
    Liens on real estate on the Group's liabilities:
    -- mortgages and privileges                           83,787       78,070
    -- reservation of property                               743        1,446
-----------------------------------------------------------------------------
    Total guarantees                                      84,530       79,516
    Other memorandum, commitments and contingency
       accounts                                            3,901        3,895
-----------------------------------------------------------------------------
    Total Memorandum Accounts                             88,431       83,411

CONSOLIDATED PROFIT AND LOSS ACCOUNTS  Avir Finanziaria S.p.A.
Millions of Lire
Years ended December 31,                                    1995         1994
-----------------------------------------------------------------------------
A)  Value of production
    1)    Revenues from sales                          1,150,874      991,134
    2)    Variation in inventories of work-in-
             progress, semi-finished and finished
             products                                     (3,615)      11,342
    4)    Capitalized labor                                7,382        5,481
    5)    Other
          -- contribution on operating expenses
                revenues                                     144          702
          -- other                                         8,452        9,534
-----------------------------------------------------------------------------
    Total                                              1,163,237    1,018,193

B)  Cost of production
    6)    Raw materials, supplies and goods for
             resale                                     (397,644)    (323,523)
    7)    Services received                             (284,966)    (252,658)
    8)    Rentals and leasing charges                     (3,091)      (3,535)
    9)    Personnel:
          a)  wages and salaries                        (132,094)    (129,938)
          b)  social security contributions              (48,441)     (47,584)
          c)  employees' severance indemnities            (9,713)      (9,189)
          d)  deferred compensation                          (77)          (1)
          e)  other                                       (2,519)      (3,297)
    10)   Depreciation and write-downs:
          a)  amortization of intangible assets           (2,682)      (3,731)
          b)  depreciation of tangible assets            (69,734)     (65,060)
          c)  other write-downs to fixed assets             (132)        (700)
          d)  provision for doubtful accounts risks       (3,249)      (5,477)
    11)   Variation in inventories of raw materials,
             supplies and goods for resale                 6,111         (595)
    12)   Provisions for risks                            (6,580)      (1,215)
    13)   Other provisions                                  (677)        (303)
    14)   Other operating costs                          (20,118)     (17,643)
-----------------------------------------------------------------------------
    Total                                               (975,606)    (864,449)
-----------------------------------------------------------------------------
    Difference between value and cost of production      187,631      153,744

C)  Financial income and expense
    15)   Income from investments:
          -- dividends                                       115            -
    16)   Other financial income
          a)  on long-term loans granted:
              -- to third parties                              -           18
          b)  on investment securities                       116           65
          d)  other                                       26,043       11,435

Millions of Lire
Years ended December 31,                                    1995         1994
-----------------------------------------------------------------------------
    17)   Interest and other financial charges
          -- third-parties                               (22,534)     (21,659)
-----------------------------------------------------------------------------
    Total                                                  3,740      (10,141)

D)  Adjustment to the value of financial assets
    18)   Revaluations
          a)  investments                                  8,645        3,551
    19)   Write-downs
          a)  investments                                   (961)         (15)
-----------------------------------------------------------------------------
    Total                                                  7,684        3,536*

E)  Extraordinary income and expense
    20)   Extraordinary income
          -- gains on disposals                            1,361          657
          -- other                                        13,601        6,987
    21)   Extraordinary expense
          -- losses on disposals                          (1,647)        (726)
          -- prior year income taxes                      (1,123)      (1,164)
          -- other                                        (4,012)      (7,230)
-----------------------------------------------------------------------------
    Total                                                  8,180       (1,476)
-----------------------------------------------------------------------------
    Profit before income taxes                           207,235      145,663

    22)   Income taxes                                   (93,483)     (78,294)
-----------------------------------------------------------------------------
    23)   Net profit for the year                        113,752       67,369
              of which:
              -- attributable to the Group               102,153       61,877
              -- attributable to minorities               11,599        5,492


* In the 1994 financial statements the amount was included in "Other revenues".

CONSOLIDATED STATEMENTS OF CHANGES IN NET EQUITY Avir Finanziaria S.p.A. Millions of Lire
Years ended December 31, 1995 and 1994
----------------------------------------------------------------------------

                               Attributable to the Group
                                                                       Total
                                                              Net       net
                                                            profit    equity
                 Share      Own     Consolidation           for the   of the
                 capital  reserves     reserves     Total    year      Group
----------------------------------------------------------------------------
Balance at
  December 31,
    1994         22,092     85,320        215,502  322,914   61,877  384,791
Dividends
  distributed         -          -        (13,255) (13,255)       -  (13,255)
Appropriation of
  net profit to
  reserves            -      3,974         57,903   61,877  (61,877)       -
Variations in
  reserves            -          -           (737)    (737)       -     (737)
Net profits for
  the year            -          -              -        -  102,153  102,153
----------------------------------------------------------------------------
Balance at
  December 31,
    1995         22,092     89,294        259,413  370,799  102,153  472,952
============================================================================


----------------------------------------------------------------------------
                       Attributable
                          to the     Attributable to minorities
                          Group       Share      Net
                        Total net    capital   profit
                        equity of      and     for the          Consolidated
                        the Group    reserves    year    Total    net equity
----------------------------------------------------------------------------
Balance at
  December 31, 1994       384,791      69,261    5,492  74,753       459,544
Dividends distributed     (13,255)     (3,106)       -  (3,106)      (16,361)
Appropriation of net
  profit to reserves            -       5,492   (5,492)      -             -
Variations in reserves       (737)        807        -     807            70
Net profit for the
  year                    102,153           -   11,599  11,599       113,752
----------------------------------------------------------------------------
Balance at
  December 31, 1995       472,952      72,454   11,599  84,053       557,005
============================================================================

CONSOLIDATED CASH FLOW STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire
Years ended December 31,                                   1995        1994
---------------------------------------------------------------------------
Net Cash - beginning                                    137,537      15,182
Cash flows from operating activities
    Net income - Group                                  102,153      61,877
    Net income - External                                11,599       5,492
    Depreciation                                         72,416      68,791
    Reversal of Group shares of the net result of
       companies valued at net equity                    (8,626)     (3,536)
    (Gain)/Loss from disposal of assets                   1,656      (1,899)
    (Revaluation)/Devaluation of assets                     131         700
    Movement in working capital                          39,393      39,338
    Net movement in severance indemnity                   2,734      (1,311)
    Net movement in allowance for risks and charges        (631)      3,682
---------------------------------------------------------------------------
                                                        220,825     173,134

Cash flows from investing activities
    Investments in assets:
    -- intangible                                          (493)       (861)
    -- fixed                                           (108,793)    (64,503)
    -- financial                                         (9,680)     (2,100)
    Sales proceeds on disposal of fixed assets           12,304      25,196
---------------------------------------------------------------------------
                                                       (106,662)    (42,268)

Cash flows from financing activities
    -- Additional borrowings                             31,310      35,992
    -- Capital contributions                                383       6,015
    -- Loan repayments                                  (24,278)    (47,328)
---------------------------------------------------------------------------
                                                          7,415      (5,321)

Dividends paid                                          (13,255)     (6,627)
Other movements that do not form part of cash flows
    from financing activities
    Consolidation movements                                   -           -
    Movements in reserves                                 2,546       6,428
    Movements in shares of net equity of third parties   (3,106)     (2,991)
    Conversion differences                               (3,833)          -
---------------------------------------------------------------------------
                                                         (4,393)      3,437

Cash flows for the period                               103,930     122,355
---------------------------------------------------------------------------
Net Cash - final                                        241,467     137,537
===========================================================================

CONSOLIDATED CASH FLOW STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire
Years ended December 31,                                   1995        1994
---------------------------------------------------------------------------

Net cash, at year end, is as follows:

-- Bank deposits and liquid funds                        84,511     108,639
-- Current financial debtors                            184,800      71,036
-- Current financial creditors                          (27,844)    (42,138)
---------------------------------------------------------------------------
                                                        241,467     137,537
===========================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------

The consolidated financial statements, consisting of the consolidated balance sheets, consolidated profit and loss accounts, consolidated cash flow statements and notes thereto, have been drawn up in accordance with the requirements of Legislative Decree no. 127 of April 9, 1991 enacted as a result of the VIIth EEC Directive.

1.  Consolidation Group

The consolidation group includes the Italian and foreign companies in which Avir Finanziaria S.p.A. (the "Company" and together with its subsidiaries, the "Group") holds the majority of the voting rights and over which it exercises significant control.

Compared to the consolidated financial statements at December 31, 1994, the consolidation group shows only one change, due to the acquisition of the entire share capital of Sonator Investments B.V. located in Amsterdam (Holland).

During December 1995, the Company, as subscription of an increase in share capital, transferred to Sonator Investments B.V. its controlling interest in Vidrieria Rovira S.A., represented by 2,285,559 shares equal to 62.415% of the share capital.

2.  Changes in Unconsolidated Investments

Non-consolidated investments, over which the Group exercises significant influence and normally represented by shareholdings of between 20% and 50%, are valued using the equity method.

In accordance with the equity method, the consolidated financial statements do not include the assets, liabilities, costs and revenues of the relevant companies, but the Group's share of their equity, including the result for the year, which is proportionately credited to the profit and loss under the item "Adjustment to the value of financial assets".

The changes from the prior year are as follows:

--  inclusion of Attivita' Industriali Friuli S.r.l., San Vito al Tagliamento
    (PN) - 49%
-- exclusion of Vetrerie Venete S.r.l., Verona; following the disposal of 735,000 shares, the shareholding reduced from 30% to 15.3%

Minority investments in other companies are valued at cost. Changes from the prior year were:

-- inclusion of Acque e Terme di Bognanco S.p.A. for the purchase of 800,000 shares with a nominal value of five hundred lire each

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
-- inclusion of Vetrerie Venete S.r.l., following the decrease of the investment from 30% to 15.3%
-- elimination of the investments in Hotel Prince de Ligne S.r.o., Sediver International S.A. and Sklo Export a.s., following their disposal

3.  Basis of Consolidation

Financial statements used for the consolidation
-----------------------------------------------
The financial statements used for the consolidation are those approved by the shareholders' meetings of each consolidated company except for the financial statements of one company valued under the equity method for which the financial statements presented by the Board of Directors for the shareholders' approval were used.

These financial statements have been adjusted, where necessary, to eliminate items recorded exclusively to obtain fiscal benefits and to ensure they comply with the accounting principles adopted by the Company.

The financial statements of foreign subsidiaries were reclassified to bring them into line with Italian presentation requirements and were converted, until December 31, 1994, into Italian lire using the year-end exchange (both for balance sheet and profit and loss items). Beginning in 1995, financial statements denominated in foreign currency are converted into Italian lire as follows: profit and loss items at the average rate for the year and balance sheet items at year-end exchange rates, except for the result for the year which was converted with the same rates as the profit and loss account. The difference arising on the result for the year between the application of average rates and year-end rates is recorded in the "Foreign exchange translation reserve" in net equity. The effects on net equity due to the fluctuation of exchange rates between the end of 1995 and the end of 1994 are also recorded in this account.

The exchange rates applied for the conversion are as follows:
-----------------------------------------------------------------------------
                               1995          December 31,        December 31,
                              Average            1995                1994
-----------------------------------------------------------------------------
Czech crown                     61.57               59.42               58.23
Dutch guilder                1,015.89              987.73                 -
Pound sterling               2,556.27            2,458.22            2,533.43
Spanish peseta                  13.08               13.05               12.33
-----------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Principles of consolidation
---------------------------
All the consolidated companies have been included through the full consolidation method, the main characteristics of which are as follows:

-- assets, liabilities, costs and revenues are included at their full amount; -- equity and result for the year attributable to minority shareholders are shown separately in specific items of the financial statements;
-- the book value of the investments is eliminated against the corresponding value of their equity;
--  balances and transactions between the Group companies are eliminated;
-- if significant, profits arising from transactions between Group companies with respect to inventories held at year end by the acquiring company are eliminated;
-- if significant, gains and losses resulting from the transfer of fixed assets between Group companies are eliminated;
-- intercompany dividends and write-downs in the value of investments in consolidated companies are eliminated;
-- conversion differences in respect of financial statements expressed in foreign currencies are recorded under a specific reserve in net equity;
--  items recorded exclusively to obtain fiscal benefits are eliminated.

Any differences between acquisition cost and the proportional value of net equity at the date of acquisition, in respect of consolidated subsidiaries and investments valued under the equity method, have been treated as follows:

--  negative differences are credited to the consolidation reserve;
-- positive differences, if they do not relate to specific assets, are recorded as difference in consolidation under intangible assets.

4.  Accounting principles and valuation criteria

The accounting principles adopted in the preparation of the consolidated financial statements are those recommended by the Consigli Nazionali dei Dottori Commercialisti e dei Ragionieri and, where non existent, those recommended by CONSOB and IASC - International Accounting Standards Committee.

Intangible assets
-----------------
Start-up and improvement costs, relating primarily to incorporation and share capital increase fees, and research, development and publicity costs are amortized over a period not exceeding 5 years.

Patents and rights to use patents of third-parties, relating principally to trademarks and software programs are amortized over their duration and 5 years, respectively.

Brands are written-off over 10 years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
The difference on consolidation relates to the goodwill paid on acquisition of investments and is amortized over a maximum of 5 years.

Other intangibles include the earning rights (usufruct) on Avirunion a.s. shares, costs related to loan agreements and improvements made to third-party assets and are written-off on the basis of the duration of the underlying contracts.

Tangible assets
---------------
Tangible assets are recorded at acquisition cost or manufacturing cost, including directly attributable ancillary costs and increased by monetary revaluations carried out by Italian subsidiaries in accordance with specific legislation, and are shown net of accumulated depreciation.

Depreciation is calculated using the straight-line method, based on the useful lives of the assets as well as on their effective utilization. In the year of acquisition the rates used are decreased by half.

Assets under construction and advances are recorded on the basis of actual costs incurred.

Ordinary maintenance and repairs are expensed as incurred.

Investments
-----------
Investments in non-consolidated companies, in which the Group holds an interest of at least 20%, are valued using the equity method.

Other investments relating to ownership of less than 20% are valued at cost, eventually reduced to take into consideration any permanent diminutions in value.

Fixed-interest securities
-------------------------
Long-term securities are recorded at acquisition cost, which is equivalent to nominal value since they are not marketable.

Securities purchased under resale agreements are recorded under financial assets in current assets at their acquisition cost; the difference between the sale and acquisition value is recorded as interest over the term of the agreement.

Inventories
-----------
Inventories are recorded at the lower of cost (purchase or internal production) or market value. Cost is determined using the LIFO method with annual layers.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Receivables and payables
------------------------
Receivables (both current and long-term) and payables are recorded at their nominal value.

The value of receivables is adjusted to correspond to their net realizable value.

Receivables and payables denominated in foreign currencies have been converted into Italian lire using the exchange rates on the transaction date; losses on exchange are covered by a specific provision recorded under "Risk and other provisions", calculated as the negative difference between the balances converted at the year-end exchange rates and the original transaction exchange rates.

Accruals and prepayments
------------------------
They consist of income and expense items relating to more than one financial year and are recorded under the accrual method of accounting.

Provision for income taxes
--------------------------
The provision includes deferred taxes recorded by Italian subsidiaries on realized gains on disposal of fixed assets and on prior year income, whose taxation effects are spread over the year of realization and a number of subsequent years, as well as those with respect to the elimination of accelerated depreciation.

The provision also includes the amounts provided for by each consolidated company with respect to expected fiscal charges on outstanding positions or amounts under dispute.

Employees' severance indemnities
--------------------------------
The provision is calculated in accordance with the relevant legislation and labor contracts and reflects amounts accruing to each individual employee of the consolidated companies at year-end.

Costs and revenues
------------------
They are recorded on the basis of prudent criteria using the accrual method of accounting.

Income taxes
------------
Income taxes are calculated by each consolidated company based on a realistic estimate of taxes payable in accordance with local current relevant legislation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
5.  Fixed Assets

Intangible assets
-----------------
Intangible assets and related accumulated amortization consist of the following:
                                                  1995                  1994
                                     ------------------------------    -----
                                              Accumulated
                                     Gross    amortization      Net      Net
----------------------------------------------------------------------------
Start-up and improvement costs       1,750           1,427      323      414
Cost of research, development and
  publicity                            571             533       38      128
Patents and rights to use third-
  party patents                      2,238           1,185    1,053    1,342
Concessions, licenses, brands and
  similar rights                        22              13        9       13
Difference on consolidation          6,473           4,540    1,933    3,227
Assets in progress and advances         50               -       50       14
Other                                3,819           2,256    1,563    2,130
----------------------------------------------------------------------------
                                    14,923           9,954    4,969    7,268
============================================================================
The schedule below outlines the movements for the year in intangible assets and accumulated amortization:


                                                                Accumulated
                                                 Gross          amortization
----------------------------------------------------------------------------
Balance at December 31, 1994                    20,210               (12,942)
Increases                                          493                     -
Decreases                                       (5,908)                5,777
Amortization                                         -                (2,682)
Exchange differences                               128                  (107)
----------------------------------------------------------------------------
Balance at December 31, 1995                    14,923                (9,954)

The difference on consolidation of 1,933 relates to the positive differences between the acquisition cost of investments and the corresponding share of net equity, as explained in the accounting principles.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Movements during the year were as follows:


Balance at December 31, 1994                     3,227
Amortization                                    (1,294)
-----------------------------------------------------------------------------
Balance at December 31, 1995                     1,933
=============================================================================
Other intangible assets of 1,563 includes 1,098 with respect to earning rights on Avirunion a.s. shares.

Tangible assets
---------------
                                              1995                      1994
                               ----------------------------------    -------
                                          Accumulated
                                 Gross    depreciation        Net        Net
----------------------------------------------------------------------------
Land and buildings             199,224          92,215    107,009    111,451
Plant and machinery            635,751         447,387    188,364    187,636
Industrial and commercial
   equipment                    83,204          62,450     20,754     21,366
Other assets                     2,186           1,097      1,089      1,177
Assets under construction
   and advances                 47,310               -     47,310     12,109
----------------------------------------------------------------------------
                               967,675         603,149    364,526    333,739
============================================================================
The schedule below outlines the movements for the year in tangible assets and accumulated depreciation:


                                                                Accumulated
                                                  Gross         depreciation
----------------------------------------------------------------------------
Balance at December 31, 1994                    915,885             (582,146)
Increases (decreases) for the year:
-- acquisitions                                 108,793                    -
-- disposals                                    (63,864)              51,780
-- depreciation                                       -              (69,734)
-- exchange differences                           6,861               (3,049)
----------------------------------------------------------------------------
Balance at December 31, 1995                    967,675             (603,149)
============================================================================
Medium and long-term loans are collateralized by mortgages (land and buildings) and privileges (on plant and machinery) on tangible fixed assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
In addition, machinery of 624, purchased in accordance with Law 1329/65 (so-called Sabatini law), is held under capital leases.

As required by Art. 2427, paragraph 1, of the Italian Civil Code, the following schedule details the various revaluations carried out on fixed assets held by the Group at December 31, 1995:

                                            Industrial
                                               and
                     Land and   Plant and   Commercial     Other
                    buildings   machinery    equipment   assets (*)    Total
----------------------------------------------------------------------------
Voluntary
  revaluation 1968        827         107            -        -          934
Voluntary
  revaluation 1978        630           -            -        -          630
Law no. 576 of
  2.12.75               3,491       2,896          247        -        6,634
Law no. 72 of
  18.3.83              18,202      18,622          655        -       37,479
Law no. 413 of
  30.12.91             35,193           -            -      512       35,705
----------------------------------------------------------------------------
                       58,343      21,625          902      512       81,382
============================================================================
(*) Industrial building concessions.


Financial assets
----------------
In associated companies
-----------------------
The balance consist of the following:

                                                            1995        1994
----------------------------------------------------------------------------
Attivita' Industriali Friuli S.r.l.                        5,412           -
Avir Serapo S.r.l.                                           228         247
Nord Vetri S.p.A.                                          7,274       6,143
Sicilvetro S.p.A.                                         11,233      10,915
Vetrerie Venete S.p.A.                                         -       1,942
----------------------------------------------------------------------------
                                                          24,147      19,247
============================================================================
The change is due to the effect of the results of companies valued under the equity method, to the acquisition of the investment in Attivita' Industriali Friuli S.r.l. and the reclassification of the investment in Vetrerie Venete S.p.A. following the disposal of 735,000 shares.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Other companies
---------------
The balance consist of the following:

                                                            1995        1994
----------------------------------------------------------------------------
Acque e Terme di Bognanco S.p.A.                             800           -
CESI S.p.A.                                                   16          16
Confidi Soc. Coop. a r.l.                                      5           5
Consorzio nazionale obbligatorio per il riciclaggio dei
   contenitori per liquidi in vetro (compulsory national
   consortium for the recycling of glass bottles)             35          36
Hotel Prince de Ligne s.r.o.                                   -         212
Sediver International S.A.                                     -           5
Skloexport a.s.                                                -         481
Vetrerie Venete S.p.A.                                       765           -
----------------------------------------------------------------------------
                                                           1,621         755
============================================================================
The changes relate to the acquisition of the investment in Acque e Terme di Bognanco S.p.A., to the reclassification of Vetrerie Venete S.p.A. as already mentioned above and to the disposal of minority investments in Hotel Prince de Ligne, Sediver International and Skloexport.

Loans receivable from third-parties
-----------------------------------
                                                            1995        1994
----------------------------------------------------------------------------
Due within one year                                          257         139
Due after one year                                         8,838       1,141
----------------------------------------------------------------------------
                                                           9,095       1,280
============================================================================
Receivables due after one year consist of the following:

Guarantee deposits on utilities' contracts                1,386
Term deposit due on March 31, 1998                        7,452
                                                          -----
                                                          8,838
                                                          =====
The term deposit relates to the Company and is related to the guarantee (principal and interest) provided by a primary Italian bank in favor of Mediocredito Centrale for a loan; according to the contract, the deposit will bear interest to the Company at the best market conditions and eventually through other forms of investment designed to maximize earnings.

The year-end balance of 7,452 was used to purchase treasury certificates under agreements to resell expiring on April 1996.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Other securities
----------------
                                                             1995        1994
-----------------------------------------------------------------------------
These are as follows:
  Treasury certificates, issue date January 1, 1994,
    expiring January 1998, interest 12.5% p.a.                260         260
  Vetrerie Veneta S.p.A. debentures, expiring July 1,
    1999, variable interest rate credited every six
    months on January 1 and July 1                            600         600
-----------------------------------------------------------------------------
                                                              860         860
=============================================================================
6.  Current assets

Inventories
-----------
                                                             1995        1994
-----------------------------------------------------------------------------

Raw materials and supplies                                 45,303      39,591
Work-in-progress and semi-finished products                 5,563       1,699
Finished products and goods for resale                     85,071      92,315
Advances                                                       26          33
-----------------------------------------------------------------------------
                                                          135,963     133,638
=============================================================================
Inventories are valued using the LIFO method. If they had been valued at current costs their value in the consolidated financial statements would have been higher by approximately 24,000. At December 31, 1994, the difference would have amounted to 25,000.

Receivables from customers
--------------------------
                                                             1995        1994
-----------------------------------------------------------------------------
Due within one year                                       265,475     249,240
Provision for doubtful accounts                           (15,109)     (7,035)
-----------------------------------------------------------------------------
                                                          250,366     242,205

Due after one year                                         12,888      11,344
Provision for doubtful accounts                            (3,981)     (4,864)
-----------------------------------------------------------------------------
                                                            8,907       6,480*
-----------------------------------------------------------------------------
Total                                                     259,273     248,685
=============================================================================
*of the total, this amount is due after 5 years

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Receivables from third-parties
------------------------------
                                                             1995        1994
-----------------------------------------------------------------------------
Due within one year
-- State and public offices                                11,129       3,738
-- Personnel                                                  364         479
-- Debit balances with suppliers                           10,671       1,692
-- Other                                                    2,912       3,353
-----------------------------------------------------------------------------
                                                           25,076       9,262

Due after one year:
-- State and public offices                                23,314      20,912
-- Personnel                                                   22           6
-- Other                                                    3,187       1,463
-----------------------------------------------------------------------------
                                                           26,523      22,381
-----------------------------------------------------------------------------
Total                                                      51,599      31,643
=============================================================================
Financial assets
----------------
                                                             1995        1994
-----------------------------------------------------------------------------
Other investments                                           6,569           -
=============================================================================
The item relates to shares of Italian public companies purchased during the year and valued at the lower of cost or average market prices for the month of December 1995.

Loans receivable from third parties
-----------------------------------
                                                             1995        1994
-----------------------------------------------------------------------------
Due within one year                                       178,231      71,036
=============================================================================
They mainly relate to swap contracts on fixed-interest Italian and foreign securities.

Cash on hand and at bank
------------------------
                                                             1995        1994
-----------------------------------------------------------------------------
Bank and postal accounts                                   84,313     108,338
Cash on hand                                                  198         301
-----------------------------------------------------------------------------
                                                           84,511     108,639
=============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
7.  Prepaid expenses and accrued income

                                                             1995        1994
-----------------------------------------------------------------------------
Prepaid expenses
  Interest income                                           7,922       2,502
  Other                                                       117         486
-----------------------------------------------------------------------------
                                                            8,039       2,988
Accrued income
  Interest expense and commissions                             97         190
  Rental, hiring and maintenance charges                       60          47
  Insurance premiums                                          130          74
  Other items                                                 470         595
-----------------------------------------------------------------------------
                                                              757         906
-----------------------------------------------------------------------------
Total                                                       8,796       3,894
=============================================================================
8.  Net equity

                                                             1995        1994
-----------------------------------------------------------------------------
Attributable to the Company
  Share capital                                            22,092      22,092
  Reserves                                                348,707     300,822
  Net profit for the year                                 102,153      61,877
-----------------------------------------------------------------------------
                                                          472,952     384,791
Attributable to minorities
  Share capital and reserves                               72,454      69,261
  Net profit for the year                                  11,599       5,492
-----------------------------------------------------------------------------
                                                           84,053      74,753
-----------------------------------------------------------------------------
Total net equity                                          557,005     459,544
=============================================================================
The share capital of the Company, issued and fully paid, amounts to 22,092 and is made up of 44,183,295 shares with a nominal value of five-hundred lire each.

The reserves of the Company and Italian consolidated companies include the following at December 31, 1995 with respect to which no deferred income taxes have been provided for since their distribution is not expected:

-- revaluation reserve of 58,801, net of 30,388 utilized for share capital increases in prior years;
--  investment grants of 71,018.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
In addition, the following are included:

--  investment grants of 1,891 subjected to income taxes at 56.25%;
-- other reserves of 22,474 which, in the event of distribution, would be taxed at an additional rate of 15% and 2,488 at an additional rate of 56.25%.

The reconciliation between the financial statements of the Company and the consolidated financial statements with respect to net equity and profit for the year follows:

                                        Capital
                                          and
                          Net profit    reserves
                           for the       of the     Consolidation      Net
                             year        Group         reserve       equity
----------------------------------------------------------------------------
Financial statements of
  the Company at
  December 31, 1995           31,644     111,386                -    143,030
Net profit of other
  consolidated companies,
  net of minorities          113,281           -                -    113,281
Consolidation adjustments:
-- dividends recorded by
      Group                  (51,503)          -           51,503          -
-- valuation of equity
      investments              8,626           -            8,653     17,279
-- difference between net
      equity of consolidated
      companies and relevant
      net equity, net of
      minorities                   -           -          170,721    170,721
Other consolidation
      adjustments                105           -           28,536     28,641
----------------------------------------------------------------------------
Consolidated financial
  statements of the Company
  at December 31, 1995       102,153     111,386          259,413    472,952
============================================================================
9.  Risk and other provisions
                                                         1995           1994
----------------------------------------------------------------------------
Deferred compensation                                     308            204
Income taxes                                           34,281         33,460
Other                                                  19,724         21,280
----------------------------------------------------------------------------
                                                       54,313         54,944
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
The provision for deferred compensation includes 177 with respect to agents' leaving indemnities.

Income taxes relates primarily to deferred taxes provided with respect to the elimination of accelerated depreciation. The provision also includes deferred taxes on gains on disposals of fixed assets and on prior year income which will be subject to taxation in future years as well as the presumed tax charges on outstanding positions and items under litigation.

Other provisions reflect principally the provision for foreign exchange fluctuations which is calculated in accordance with the net difference on receivables and payables denominated in foreign currencies valued at year-end exchange rates as well as provisions for reorganization costs and incentivated resignations from employees.

10.  Employees' termination indemnity

----------------------------------------------------------------------------
Balance at December 31, 1994                                          54,651
Charge for the year                                                    9,713
Utilisation for indemnities paid                                      (6,979)
----------------------------------------------------------------------------
Balance at December 31, 1995                                          57,385
============================================================================
The closing balance represents the amounts due to employees in accordance with relevant legislation and labor contracts.

11.  Payables

Bank overdrafts
---------------
Bank overdrafts are made up as follows:

                                                         1995           1994
----------------------------------------------------------------------------
Short-term                                             27,844         42,138
Long-term:
  due within one year                                  18,421         24,304
  due after one year                                   63,109         50,893
----------------------------------------------------------------------------
                                                      109,374        117,335
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Long-term loans relate to mortgage and other loans, whose changes during the year were as follows:

----------------------------------------------------------------------------
Balance at December 31, 1994                                          75,197
New loans                                                             30,611
Installments paid                                                    (24,278)
----------------------------------------------------------------------------
Balance at December 31, 1995                                          81,530
============================================================================
Detail of the long-term loans is as follows:
----------------------------------------------------------------------------
                                                     Maturity
----------------------------------------------------------------------------
                                                Between
                                      Within    1 and 5    After 5
                                      1 year     years      years      Total
----------------------------------------------------------------------------
BIMER-BANCA S.p.A.                         -      4,000         -      4,000
B.N.L. - Sezione di Credito
  Industriale                            666        766         -      1,432
Cassa di Risparmio delle Provincie
  Lombarde                                 1          4         -          5
Centrobanca                              500          -         -        500
Credito Industriale Sardo                358      1,759       567      2,684
Istituto Mobiliare Italiano            9,592     24,777     6,662     41,031
Mediocredito Centrale                  1,648     14,836         -     16,484
Mediocredito della Puglia              3,484      8,717         -     12,201
Mediocredito Toscano                   1,639          -         -      1,639
Mediocredito Trentino Alto Adige         264        657        81      1,002
SFIRS                                    269        283         -        552
----------------------------------------------------------------------------
                                      18,421     55,799     7,310     81,530
============================================================================
Interest rates vary between 2.65% and 14.55%.

Mortgage loans are collateralized by mortgages on land and buildings, privileges on plant and machinery and suretyships and endorsements given by the company and other consolidated companies, while the loan of 16,484 from Mediocredito Centrale of the Company is collateralized by a bank guarantee.

Due to other financial institutions
-----------------------------------
                                                       1995             1994
----------------------------------------------------------------------------
Due within one year                                   1,101           13,604
Due after one year                                   30,296           17,094
----------------------------------------------------------------------------
                                                     31,397           30,698
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Amounts due after one year include a loan to the subsidiary Avirunion a.s. (25,319) and are repayable within 5 years.

Advances
--------
                                                       1995             1994
----------------------------------------------------------------------------
Due within one year                                     385                -
============================================================================
Advances related to deposits paid on preliminary contracts for the sale of building premises.

Trade payables
--------------
                                                       1995             1994
----------------------------------------------------------------------------
Due within one year                                 182,416          145,733
============================================================================
Notes payable
-------------
                                                       1995             1994
----------------------------------------------------------------------------
Due within one year                                     703              703
Due after one year                                       40              743
----------------------------------------------------------------------------
                                                        743            1,446
============================================================================
Notes payable relate to principal and interest amounts in respect of loans granted for the purchase of machinery in accordance with Law 170 of November 28, 1965; the amounts due are collateralized by the machinery acquired.

Notes due after one year fall due in 1997.

Due to associated companies
---------------------------
                                                       1995             1994
----------------------------------------------------------------------------
Nord Vetri S.p.A.                                         -              186
Sicilvetro S.p.A.                                        25               17
----------------------------------------------------------------------------
                                                         25              203
============================================================================
They relate to commercial transactions due within one year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Due to fiscal authorities
-------------------------
                                                       1995             1994
----------------------------------------------------------------------------
Income taxes                                         76,839           54,535
Tax on net equity                                     2,646            2,342
Withholding taxes                                     6,416            4,445
Value-added taxes                                     2,560            2,561
Other                                                 8,854            4,428
----------------------------------------------------------------------------
                                                     97,315           68,311
============================================================================
Due to social security
----------------------
                                                       1995             1994
----------------------------------------------------------------------------
Due within one year                                  13,167           10,835
Due after one year                                       44              115
----------------------------------------------------------------------------
                                                     13,211           10,950
============================================================================
Amounts mainly relate to contributions matured at the end of the year and payable to the relevant authorities within the following year.

Other payables
--------------
                                                       1995             1994
----------------------------------------------------------------------------
Personnel                                            12,915            9,290
Directors and statutory auditors                        631              580
Credit balances with customers                        1,217              880
Other                                                 1,305            1,009
----------------------------------------------------------------------------
                                                     16,068           11,759
============================================================================
Other payables due after one year, amounting to 537 at December 31, 1995 (1994: 443) relate mainly to guarantee deposits of tenants and interest matured thereon.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
12.  Accrued expenses and deferred income

                                                       1995             1994
----------------------------------------------------------------------------
Accrued expenses
-- holiday leave due to employees                     3,411            3,291
-- interest on loans                                    671              611
-- insurance premiums                                    23              205
-- other                                                624            1,274
----------------------------------------------------------------------------
                                                      4,729            5,381
Deferred income
-- interest grants                                       52              106
-- investment grants                                  5,157            5,413
-- rental charges                                        12               22
-- other                                                329              322
----------------------------------------------------------------------------
                                                      5,550            5,863
----------------------------------------------------------------------------
                                                     10,279           11,244
============================================================================
In accordance with art. 55 of Presidential Decree 917/86 investment grants amounting to 5,157 will be credited in the profit and loss accounts over the next 9 years, the first 8 of which are for an amount of 640 and the 9th for 37; deferred taxes at December 31, 1995 on these grants amount go 2,744.


13.  Memorandum accounts

Guarantees given
----------------
                                                       1995             1994
----------------------------------------------------------------------------
Mortgages and privileges on fixed assets of
  consolidated companies                             83,787           78,070
Reservation of property, as per Law 1329/65
  (Sabatini) on machinery of consolidated companies     743            1,446
----------------------------------------------------------------------------
                                                     84,530           79,516
============================================================================
The amount of the guarantees corresponds to the amounts due on secured loans still outstanding at year-end. For amounts in foreign currency the adjustment to year end rates has been taken into consideration.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Other memorandum, commitments and contingency accounts
------------------------------------------------------
                                                       1995             1994
----------------------------------------------------------------------------
Leasing installments                                    101               95
Commitments                                           3,800            3,800
----------------------------------------------------------------------------
                                                      3,901            3,895
============================================================================
Commitments are with respect of the obligation of the Company to repurchase, on July 30, 1998, 4,552 shares of Avirunion a.s. (representing 7% of the share capital) at the agreed-upon base price of 3,800; the commitment is secured by a bank guarantee.

14.  Profit and loss account

                                                       1995             1994
----------------------------------------------------------------------------
Value of production                               1,163,237        1,018,193
============================================================================
The following schedule shows the detail of revenues divided by category and geographical area:
                                               1995
                                         Geographical Area
                                  -------------------------------       1994
                                    Italy     Abroad        Total      Total
----------------------------------------------------------------------------
Revenues from sales:
-- glass containers               671,097    264,910      936,007    827,037
-- glass household products        14,516     27,395       41,911     32,926
-- glass insulators                 9,232     16,407       25,639     16,844
-- molds                              613          -          613        467
-- raw materials and supplies     122,687     14,905      137,592    106,696
----------------------------------------------------------------------------
                                  818,145    323,617    1,141,762    983,970

Services rendered                   4,135      4,977        9,112      7,164
----------------------------------------------------------------------------
                                  822,280    328,594    1,150,874    991,134

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Other revenues are made up as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Revenues from properties                              1,252            1,218
Gains on disposal of fixed assets                       888            2,683
Indemnities received on damaged goods                   209              189
Expenses recovered                                    4,705            1,172
Other                                                 1,398            4,272*
----------------------------------------------------------------------------
                                                      8,452            9,534

Contributions on operating expenses                     144              702
----------------------------------------------------------------------------
                                                      8,596           10,236
============================================================================
*The amount includes 3,536 of valuation adjustments to financial assets.

                                                       1995             1994
----------------------------------------------------------------------------
Cost of production                                  975,606          864,449
============================================================================
Costs for the purchase of raw materials, supplies and goods for resale are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Raw materials                                       181,490          156,372
Suppliers                                           214,373          160,717
Goods for resale                                      1,781            6,434
----------------------------------------------------------------------------
                                                    397,644          323,523
============================================================================
Costs for services received are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Purchased services                                   32,666           33,778
Energy                                              136,059          119,445
Other manufacturing services                         31,964           27,024
Commercial services                                  75,751           63,945
Administrative services                               8,526            8,466
----------------------------------------------------------------------------
                                                    284,966          252,658
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
Rental and leasing charges comprise:

                                                       1995             1994
----------------------------------------------------------------------------
Rentals                                               3,037            2,979
Leasing installments                                     54              556
----------------------------------------------------------------------------
                                                      3,091            3,535
============================================================================
Personnel costs are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Salaries and benefits                               192,844          190,009
============================================================================
The amount includes wages and salaries, the year's charge with respect to employees termination indemnities, accrued holiday leave, social security contributions arising from the application of labor contracts and current legislation as well as other costs relating to canteen services and public utility charges.

The average number of employees, divided by category, of the Company and the consolidated companies is as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Managers                                                 48               49
White collar employees                                  757              774
Intermediates                                           277              281
Blue collar workers                                   2,883            2,966
----------------------------------------------------------------------------
                                                      3,965            4,070
   of which on temporary lay-off schemes                 63              109
============================================================================
Depreciation and write-downs are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Amortization of intangible assets                     2,682            3,731
Depreciation of tangible assets                      69,734           65,060
Other write-downs of intangible assets                  132                -
Other write-downs of tangible assets                      -              700
Charge to the provision for doubtful accounts         3,249            5,477
----------------------------------------------------------------------------
                                                     75,797           74,968
============================================================================
The charge to the provision for doubtful accounts was calculated to adjust the nominal value of receivables to their net realizable value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------

                                                       1995             1994
----------------------------------------------------------------------------
Provision for risks                                   6,580            1,215
============================================================================
The charge relates mainly to the provision for exchange fluctuations (in both years) and in 1995 it also includes reorganization costs.

                                                       1995             1994
----------------------------------------------------------------------------
Other provisions                                        677              303
============================================================================
The charge includes 630 for inventory obsolescence and 47 for agents' termination indemnities.

Other operating costs are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Tax on net equity                                     2,383            2,342
Municipal tax on building premises                    1,100            1,222
Indirect duties and taxes                             2,253            1,858
Membership fees                                       1,432            1,243
Emoluments to Directors and Statutory Auditors        3,335            3,280
Losses on disposal of fixed assets                    2,258              715
Other                                                 7,357            6,983
----------------------------------------------------------------------------
                                                     20,118           17,643
============================================================================
15.  Financial income and expense

Financial income and expense is composed of the following:

                                                       1995             1994
----------------------------------------------------------------------------
Income from investments                                 116                -
Other financial income                               26,158           11,518
Interest and other financial expense                (22,534)         (21,659)
----------------------------------------------------------------------------
                                                      3,740          (10,141)
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
They are made up as follows:


                                                       1995             1994
----------------------------------------------------------------------------
Income from investments
  -- dividends from other companies                     115                -
(They relate to dividends received from Italian
  public companies.)
============================================================================
Other financial income
  -- interest on fixed-interest securities and
       resale agreements (long-term)                    116               65
  -- interest on fixed-interest securities and
       resale agreements (short-term)                11,986            2,426
  -- interest on commercial paper transactions          870                -
  -- interest grants                                    462              410
  -- other interest income                            7,351            4,793
  -- exchange gains                                   5,373            3,824
----------------------------------------------------------------------------
                                                     26,158           11,518
============================================================================

                                                       1995             1994
----------------------------------------------------------------------------
Interest and other financial expense
  -- interest on mortgage loans                       6,690            6,111
  -- interest on amount due to banks                    527            5,616
  -- other interest expense                           4,298            2,017
  -- discounts and other financial expense            6,394            4,254
  -- exchange losses                                  4,625            3,661
----------------------------------------------------------------------------
                                                     22,534           21,659
============================================================================

No interest charges were capitalized during the year.

16.  Adjustment to the value of financial assets

                                                       1995             1994
----------------------------------------------------------------------------
Revaluation of investments                            8,645            3,551
Write-down of investments                              (961)             (15)
----------------------------------------------------------------------------
                                                      7,684            3,536*
============================================================================
*In the 1994 financial statements, the amount was included in other income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
The balance includes the Group's share of the year's results of companies valued under the equity method; for 1995, it also includes a write-down of 941 on listed investments included in current assets on the basis of the average prices for the month of December 1995.

17.  Extraordinary income and expense

They are as follows:

                                                       1995             1994
----------------------------------------------------------------------------
Extraordinary income                                 14,962            7,644
Extraordinary expense                                (6,782)          (9,120)
----------------------------------------------------------------------------
                                                      8,180           (1,476)
============================================================================
Extraordinary income for 1995 consists of:

                                                                        1995
----------------------------------------------------------------------------
Gains on disposals of fixed assets                                     1,361
Utilization of charges recorded in prior years                         1,130
1/10th of investment grants                                              639
Other extraordinary income and prior year income:
  -- indemnities received from suppliers of
        machinery                                     5,306
  -- indemnities received for flood damages in
        November 94                                   2,100
  -- other                                            4,426           11,832
----------------------------------------------------------------------------
                                                                      14,962
============================================================================
Extraordinary expense for 1995 is comprised of:

                                                                        1995
----------------------------------------------------------------------------
Losses on disposals of fixed assets                                    1,647
Prior year income taxes                                                1,123
Incentives paid to leaving employees and related contributions            62
Other extraordinary expenses and prior year expenses                   3,950
----------------------------------------------------------------------------
                                                                       6,782
============================================================================
18.  Income taxes

                                                       1995             1994
----------------------------------------------------------------------------
Current and deferred taxes                           93,483           78,294
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
They relate to the income taxes of each consolidated company, mainly deferred taxes related to the elimination of accelerated depreciation.

19.  Emoluments to directors and statutory auditors

Emoluments due to Directors and Statutory Auditors of the Company in respect of similar functions carried out in other consolidated companies are as follows:

  -- 1,901 for directors
  -- 46 for statutory auditors

20.  Differences between Italian GAAP and U.S. GAAP

The Group's accounting policies differ from accounting principles generally accepted in the United States (hereafter "U.S. GAAP"). Differences which have an effect on net profit and net equity are described below:

A. Revaluations of property -- Certain buildings were revalued to amounts in excess of historical cost. These revaluations, which were either authorized or required by Italian law, are permissible under Italian accounting principles.

    The total increase in tangible assets resulting from these revaluations was credited to net equity. At December 31, 1995 net equities of the consolidated companies included approximately 85,800 resulting from these revaluations. Deferred tax liabilities on the taxable portion of such revaluation reserve have not been provided. The amount of such liabilities, not required to be accounted for according to SFAS 109 as they relate to years prior to 1992, is approximately 43,000. Assets revalued under Italian accounting principles are depreciated over their remaining useful lives based on their revalued basis. U.S. GAAP does not permit the revaluation of such assets. Accordingly, the increase in net equity and the related increase in depreciation expense occurring as a result of such revaluations have been reversed for U.S. GAAP purposes.

B. Depreciation on land -- Included in this adjustment is the reversal of depreciation on land which is not permitted under U.S. GAAP.

C. Accounting for intangible assets and deferred charges -- The Group has capitalized and deferred various costs which should be expensed under U.S. GAAP. At December 31, 1995 these costs include research and development, advertising expenses and certain other deferred charges.

D. Accounting for balances in foreign currencies -- The Group has certain receivables and payables denominated in foreign currencies which are recorded in the financial statements at the exchange rate prevailing at the date of the transaction. Under U.S. GAAP, these balances are adjusted

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
    at each balance sheet date using rates prevailing on the respective date and both unrealized gains and losses are recognized. At each of the balance sheet dates, the Group has recorded an adjustment only if an unrealized loss resulted. Accordingly, the accompanying reconciliation includes adjustments to recognise the unrealized gains.

E. Accounting for Government Grants -- The Group has received a number of government grants for primarily investments in tangible assets. The Group has accounted for these grants as either a direct credit to net equity or as deferred revenue recognised over five to ten years based on the prevailing Italian regulations and accounting principles at the time of the grant. Under U.S. GAAP, all such grants would be deferred and recognized through income over the estimated useful life of the related assets.

F. Investments in Equity Securities -- During 1995, the Group invested in the equity securities of several Italian publicly traded companies. At December 31, 1995, the Group has adjusted the carrying value of these investments to the current market value with the resulting charge or credit being recorded in the income statement. Under SFAS 115, these investments would be considered available-for-sale securities and the unrealized gains and losses would be recorded as a separate component of net equity, net of the related deferred taxes.

G. Accounting for income taxes -- The Group has recorded deferred taxes following the accounting principles in those countries in which it operates. The deferred taxes recorded substantially all relate to differences in the basis of tangible assets for income tax and financial reporting purposes. The accompanying reconciliations include the effect of establishing deferred tax assets and liabilities in accordance with SFAS 109 and the related change in the provision for income taxes. These changes relate primarily to: (1) establishing deferred tax assets for provisions for inventory, accounts receivable and plant shutdowns which are not yet deductible for tax purposes; (2) establishing deferred tax liabilities for government grants received after 1992 and undistributed earnings of domestic subsidiaries after 1992 which are not taxable until distributed; and (3) establishing deferred tax assets and liabilities on the U.S. GAAP adjustments.

H. Cash Flow Statement -- The cash flow statement presented by the Group differs from that of a statement of cash flows under U.S. GAAP primarily in the definition of cash, classification of cash flows and gross versus net reporting. Italian GAAP considers current financial debtors and current financial creditors as a component of cash, while U.S. GAAP classifies these items as operating activities. In addition, Italian GAAP presents dividends paid and other movements as a separate cash flows,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
    while U.S. GAAP provides for dividends paid to be presented as financing activities and other movements as either operating, investing or financing, depending on the type of cash flow.

The following table reconciles net equity of December 31, 1995 between Italian GAAP and U.S. GAAP:

Net equity as reported in the Italian consolidated financial
  statements                                                         472,952

A.  Elimination of revaluation of property, net of related
    accumulated depreciation                                         (31,441)
B.  Reversal of accumulated depreciation on land                       2,846
C.  Write-off of certain intangible assets and deferred charges,
    net of accumulated amortisation                                     (341)
D.  Unrealized foreign exchange gains                                  1,737
E.  Deferral of the recognition of government grants
    (unamortized portion)                                             (6,554)
F.  Recognition of deferred taxes under FAS 109
    -- net deferred income taxes on provisions (for inventory, accounts receivable, plant shutdowns, etc.) which
       are not yet deductible for tax purposes                         7,258
    -- deferred tax liabilities on the undistributed earnings of domestic subsidiaries and Government grants received
       after 1992                                                     (4,791)
    -- net deferred income taxes on U.S. GAAP adjustments             17,957
                                                                     -------
Net equity in accordance with U.S. GAAP                              459,623
                                                                     =======

The following table reconciles net profit for the year ended December 31, 1995 between Italian GAAP and U.S. GAAP.

Net income as reported in the Italian consolidated
  financial statements                                               102,153

A.  Reversal of depreciation related to revaluation of property        2,302
B.  Reversal of depreciation of land                                     566
C.  Write-off of certain intangible assets and deferred charges,
    net of amortisation expense                                          180
D.  Unrealized foreign exchange gains                                    363
E.  Recognition of government grants                                   3,023
F.  Reversal of amounts recognised for the change in fair market
    value of investments in equity securities                            941

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
G.  Recognition of deferred taxes under FAS 109:
    -- net deferred income taxes on provision (for inventory,
       accounts receivable, plant shutdowns, etc.) which are not
       yet deductible for tax purposes                                   342
    -- deferred tax liabilities on undistributed earnings of
       domestic subsidiaries and government grants received
       after 1992                                                       (118)
    -- net deferred income taxes on U.S. GAAP adjustments             (3,923)
                                                                     -------
Net profit in accordance with U.S. GAAP                              105,829
                                                                     =======
21.  Subsequent events

At the beginning of April 1996, the Board of Directors approved the merger in the Company of the controlled entities Adige Vetro S.r.l., Avir Commerciale S.r.l., Aziende Ventrarie Italiane Ricciardi - A.V.I.R. S.p.A., Beninvest S.r.l., Borma S.p.A., Compagnia Gestione Vetrerie - Co. Ge. Ve. S.p.A., I.A.G.
- Holding S.r.l., Immobiliare Agricola Industriale S.r.l., Sicra S.r.l., Vetroceramica Turritana S.p.A., Vetropiave S.p.A., Vetrosilex S.p.A., and Vetro Umbria S.r.l. A similar decision was reached by the Administrative Bodies of the incorporated companies. This operation aims at simplifying the Group company structure. The merger, that will take effect, for fiscal purposes, from January 1, 1996, will result in an increase in capital to the Company, as, to date, all the companies to be incorporated are 100% owned either directly or indirectly.

At the end of April 1996, the controlled entity Borma S.p.A. disposed of land and factories of the ex industrial establishment of Livorno, realizing a capital gain of approximately 8,000.

In April 1996, the "Autorita Garante della Concorrensa e del Mercato" (Anti-trust Commission) began an investigation on the principal producers of glass, to establish whether an agreement had been reached to uniform prices to customers prohibited by Art. 2 of Law 287/90, at the time of renewing supply contracts during 1996, for the supply and repurchase of packaging (pallets and buffers). In relation to the above, Avir Commerciale S.r.l. that operates as a sales agent for the glass industry companies of the Group, was advised of the opening of an investigation under Art. 14 of the cited Law 287/90. Based on information that became available during 1996, and in light of the wider inquiries which ensued, the Company as of March 3, 1997 understands that a range of exposure of between 1% and 10% of one year's sales revenues could be assessed under pertinent law. Based on the fact that such assessments have been rare and that none have exceeded 4,200, the Company has decided to provide 6,500 (1% of 1996 revenues) for this exposure as of December 31, 1996. While management believes that no assessment is appropriate, the ultimate resolution of this matter is not expected to exceed the amount provided.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  Avir Finanziaria S.p.A.
Millions of Lire, except as otherwise indicated
December 31, 1995 and 1994
--------------------------------------------------------------------------------
22.  Expected management results

During the first few months of 1996, the Italian industrial companies of the Group have recorded a drop in sales of containers compared to the same period in 1995. In relation to the internal market, this is due to a decrease in consumption and also the fact that large stocks have been accumulated by clients due to previous promotions. The reduction may be due to the appreciation in the lira with respect to prior year. Considering the uncertain situation ahead, it is not possible to formulate a reliable forecast that sales will reach the level of the prior year. Also the reduction could be partly due to increases in sales prices. As a result of the planned merger, the income components of the entities will flow into the economic management of the Company and given the dividends earned in the first semester of 1996, it is expected that the year will close with a positive result.

CONDENSED CONSOLIDATED BALANCE SHEETS  Avir Finanziaria S.p.A.
(unaudited)
Millions of Lira                        June 30,    December 31,    June 30,
                                         1996          1995           1995
----------------------------------------------------------------------------
Assets
  Fixed Assets
    Intangible assets                      4,123          4,969        6,378
    Tangible assets                      373,838        364,526      358,069
    Financial assets                      35,871         35,723       30,115
----------------------------------------------------------------------------
  Total fixed assets                     412,832        405,218      394,562

  Current assets
    Inventories                          172,735        135,963      138,145
    Receivables:
      from customers                     286,674        259,566      306,735
      from third parties                  52,122         60,395       47,358
----------------------------------------------------------------------------
    Total receivables                    338,796        319,961      354,093

    Loans receivable and other
      investments                         68,278        184,800      121,268
    Cash on hand and at bank             102,753         84,511       71,500
----------------------------------------------------------------------------
  Total current assets                   682,562        725,235      685,006
----------------------------------------------------------------------------
Total assets                           1,095,394      1,130,453    1,079,568
============================================================================
Liabilities and Net Equity
  Net equity
    Net equity attributable to the
      Group                              502,378        472,952      421,637
    Net equity attributable to
      minorities                          80,594         84,053       82,025
----------------------------------------------------------------------------
  Total Consolidated Net Equity          582,972        557,005      503,662

  Risk and other provisions               64,270         54,313       59,409
  Employees' termination indemnity        58,617         57,385       54,210
  Payables
    Bank overdrafts                       92,047        109,374      126,865
    Due to other financial institutions   36,622         31,397       27,608
    Trade payables                       184,493        183,569      190,136
  Other liabilities                       76,373        137,410      117,678
----------------------------------------------------------------------------
  Total current liabilities              512,422        573,448      575,906
----------------------------------------------------------------------------
Total net equity and liabilities       1,095,394      1,130,453    1,079,568
============================================================================

CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS Avir Finanziaria S.p.A. (unaudited)
Millions of Lire
Six months ended June 30,                                   1996         1995
-----------------------------------------------------------------------------
Value of production
  Revenues from sales                                    531,464      577,064
  Variation in inventories of work-in-
    progress, semi-finished and finished
    products                                              27,492       (3,926)
  Capitalized labor                                        5,323        3,735
  Contribution on operating expenses
    revenues                                                  69            9
-----------------------------------------------------------------------------
    Total                                                564,348      576,882

Cost of production
  Raw materials, supplies and services                  (328,918)    (333,779)
  Personnel                                              (98,622)     (96,162)
  Depreciation and amortization                          (36,979)     (35,675)
  Other write-downs and provisions                        (6,904)      (6,573)
  Other - net                                             (5,447)      (6,577)
-----------------------------------------------------------------------------
    Total                                               (476,870)    (478,766)
-----------------------------------------------------------------------------
    Difference between value and cost of production       87,478       98,116

Financial income and expense - net                         3,653          696

Adjustment to the value of financial assets                3,479        2,936

Extraordinary income and expense - net                    10,953        2,633
-----------------------------------------------------------------------------
Profit before income taxes                               105,563      104,381

Income taxes                                             (48,665)     (50,218)
-----------------------------------------------------------------------------
Net profit for the year                                   56,898       54,163
  of which:
  -- attributable to the Group                            49,342       47,227
  -- attributable to minorities                            7,556        6,936

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS  Avir Finanziaria S.p.A.
(unaudited)
Millions of Lire
Six Months ended June 30,                                  1996        1995
---------------------------------------------------------------------------
Net Cash - beginning                                    241,467     137,537
Cash flows from operating activities
    Net income - Group                                   49,342      47,227
    Net income - External                                 7,556       6,936
    Depreciation                                         36,979      35,675
    Reversal of Group shares of the net result of
       companies valued at net equity                    (3,788)     (3,184)
    (Gain)/Loss from disposal of assets                  (9,888)         93
    (Revaluation)/Devaluation of assets                    (400)          -
    Movement in working capital                        (115,720)    (10,076)
    Net movement in severance indemnity                   1,232        (441)
    Net movement in allowance for risks and charges       9,957       4,465
---------------------------------------------------------------------------
                                                        (24,730)     80,695

Cash flows from investing activities
    Investments in assets:
    -- intangible                                          (467)       (329)
    -- fixed                                            (58,745)    (58,663)
    -- financial                                              -      (8,637)
    Sales proceeds on disposal of fixed assets           16,717       9,666
---------------------------------------------------------------------------
                                                        (42,495)    (57,963)

Cash flows from financing activities
    -- Additional borrowings                             12,450      30,610
    -- Capital contributions                              1,553           -
    -- Loan repayments                                   (9,209)    (16,957)
---------------------------------------------------------------------------
                                                          4,794      13,653

Dividends paid                                          (17,673)    (13,255)
Other movements that do not form part of cash flows
    from financing activities
    Movements in reserves                                (5,419)      9,500
    Movements in shares of net equity of third parties   (6,071)     (3,106)
    Conversion differences                                8,657      (9,218)
---------------------------------------------------------------------------
                                                         (2,833)     (2,824)
---------------------------------------------------------------------------
Cash flows for the period                               (82,937)     20,306
---------------------------------------------------------------------------
Net Cash - final                                        158,530     157,843
===========================================================================

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS  Avir Finanziaria S.p.A.
(unaudited)
Millions of Lire
Six Months ended June 30,                                  1996        1995
---------------------------------------------------------------------------

Net cash, at end of period, is as follows:

-- Bank deposits and liquid funds                       102,753      71,500
-- Current financial debtors                             68,278     121,268
-- Current financial creditors                          (12,501)    (34,925)
---------------------------------------------------------------------------
                                                        158,530     157,843
===========================================================================

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Avir Finanziaria S.p.A. Millions of Lire, except as otherwise indicated
June 30, 1996 and 1995
------------------------------------------------------------------------------
Note 1 - Basis of Presentation

The Condensed Consolidated Financial Statements presented herein are unaudited but, in the opinion of management, reflect all adjustments necessary to present fairly such information for the periods and at the dates indicated. The following condensed unaudited financial statements do not contain all information and footnotes normally contained in annual consolidated financial statements; accordingly, they should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere herein.

Note 2 -- Differences between Italian GAAP and U.S. GAAP

The Group's accounting policies differ from accounting principles generally accepted in the United States (hereafter "U.S. GAAP"). Differences which have an effect on net profit and net equity are described below:

A. Revaluations of property -- Certain buildings were revalued to amounts in excess of historical cost. These revaluations, which were either authorized or required by Italian law, are permissible under Italian accounting principles.

    The total increase in tangible assets resulting from these revaluations was credited to net equity. At June 30, 1996 net equities of the consolidated companies included approximately 85,800 resulting from these revaluations. Deferred tax liabilities on the taxable portion of such revaluation reserve have not been provided. The amount of such liabilities, not required to be accounted for according to SFAS 109 as they relate to years prior to 1992, is approximately 43,000. Assets revalued under Italian accounting principles are depreciated over their remaining useful lives based on their revalued basis. U.S. GAAP does not permit the revaluation of such assets. Accordingly, the increase in net equity and the related increase in depreciation expense occurring as a result of such revaluations have been reversed for U.S. GAAP purposes.

B. Depreciation on land -- Included in this adjustment is the reversal of depreciation on land which is not permitted under U.S. GAAP.

C. Accounting for intangible assets and deferred charges -- The Group has capitalized and deferred various costs which should be expensed under U.S. GAAP. At June 30, 1996 these costs include research and development, advertising expenses and certain other deferred charges.

D. Accounting for balances in foreign currencies -- The Group has certain receivables and payables denominated in foreign currencies which are recorded in the financial statements at the exchange rate prevailing at the date of the transaction. Under U.S. GAAP, these balances are adjusted at each balance sheet date using rates prevailing on the respective date and both unrealized gains and losses are recognized. At each of the

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Avir Finanziaria S.p.A. Millions of Lire, except as otherwise indicated
June 30, 1996 and 1995
-----------------------------------------------------------------------------
    balance sheet dates, the Group has recorded an adjustment only if an unrealized loss resulted. Accordingly, the accompanying reconciliation includes adjustments to recognise the unrealized gains.

E. Accounting for Government Grants -- The Group has received a number of government grants for primarily investments in tangible assets. The Group has accounted for these grants as either a direct credit to net equity or as deferred revenue recognised over five to ten years based on the prevailing Italian regulations and accounting principles at the time of the grant. Under U.S. GAAP, all such grants would be deferred and recognized through income over the estimated useful life of the related assets.

F. Investments in Equity Securities -- During 1995, the Group invested in the equity securities of several Italian publicly traded companies. At June 30, 1996, the Group has adjusted the carrying value of these investments to the current market value with the resulting charge or credit being recorded in the income statement. Under SFAS 115, these investments would be considered available-for-sale securities and the unrealized gains and losses would be recorded as a separate component of net equity, net of the related deferred taxes.

G. Accounting for income taxes -- The Group has recorded deferred taxes following the accounting principles in those countries in which it operates. The deferred taxes recorded substantially all relate to differences in the basis of tangible assets for income tax and financial reporting purposes. The accompanying reconciliations include the effect of establishing deferred tax assets and liabilities in accordance with SFAS 109 and the related change in the provision for income taxes. These changes relate primarily to: (1) establishing deferred tax assets for provisions for inventory, accounts receivable and plant shutdowns which are not yet deductible for tax purposes; (2) establishing deferred tax liabilities for government grants received after 1992 and undistributed earnings of domestic subsidiaries after 1992 which are not taxable until distributed; and (3) establishing deferred tax assets and liabilities on the U.S. GAAP adjustments.

H. Cash Flow Statement -- The cash flow statement presented by the Group differs from that of a statement of cash flows under U.S. GAAP primarily in the definition of cash, classification of cash flows and gross versus net reporting. Italian GAAP considers current financial debtors and current financial creditors as a component of cash, while U.S. GAAP classifies these items as operating activities. In addition, Italian GAAP presents dividends paid and other movements as a separate cash flows, while U.S. GAAP provides for dividends paid to be presented as financing activities and other movements as either operating, investing or financing, depending on the type of cash flow.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Avir Finanziaria S.p.A. Millions of Lire, except as otherwise indicated
June 30, 1996 and 1995
-----------------------------------------------------------------------------
The following table reconciles net equity of June 30, 1996 between Italian GAAP and U.S. GAAP:

Net equity as reported in the Italian consolidated financial
  statements                                                         502,378

A.  Elimination of revaluation of property, net of related
    accumulated depreciation                                         (29,984)
B.  Reversal of accumulated depreciation on land                       2,960
C.  Write-off of certain intangible assets and deferred charges,
    net of accumulated amortisation                                     (251)
D.  Unrealized foreign exchange gains                                  2,730
E.  Deferral of the recognition of government grants
    (unamortized portion)                                             (3,971)
F.  Recognition of deferred taxes under FAS 109
    -- net deferred income taxes on provisions (for inventory, accounts receivable, plant shutdowns, etc.) which
       are not yet deductible for tax purposes                         7,216
    -- deferred tax liabilities on the undistributed earnings of domestic subsidiaries and Government grants received
       after 1992                                                     (5,516)
    -- net deferred income taxes on U.S. GAAP adjustments             15,171
                                                                     -------
Net equity in accordance with U.S. GAAP                              490,733
                                                                     =======

The following table reconciles net profit for the six months ended June 30, 1996 between Italian GAAP and U.S. GAAP.

Net income as reported in the Italian consolidated
  financial statements                                                49,342

A.  Reversal of depreciation related to revaluation of property        1,457
B.  Reversal of depreciation of land                                     114
C.  Write-off of certain intangible assets and deferred charges,
    net of amortisation expense                                           90
D.  Unrealized foreign exchange gains                                    993
E.  Recognition of government grants                                   2,583
F.  Reversal of amounts recognised for the change in fair market
    value of investments in equity securities                            (94)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Avir Finanziaria S.p.A. Millions of Lire, except as otherwise indicated
June 30, 1996 and 1995
-----------------------------------------------------------------------------
G.  Recognition of deferred taxes under FAS 109:
    -- net deferred income taxes on provision (for inventory,
       accounts receivable, plant shutdowns, etc.) which are not
       yet deductible for tax purposes                                   (42)
    -- deferred tax liabilities on undistributed earnings of
       domestic subsidiaries and government grants received
       after 1992                                                       (726)
    -- net deferred income taxes on U.S. GAAP adjustments             (2,736)
                                                                      ------
Net profit in accordance with U.S. GAAP                               50,981
                                                                      ======

Item 7(b)   PRO FORMA FINANCIAL STATEMENTS

The following pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations depict the effects of the acquisition of 100% of Avir Finanziaria S.p.A. ("AVIR") and the related financing. For purposes of the pro forma condensed consolidated balance sheet, the transaction is assumed to have occurred on June 30, 1996, whereas for purposes of the pro forma condensed statements of operations, the transac-tion is assumed to have occurred on January 1, 1995.

The pro forma financial statements do not purport to represent what Owens-Illinois, Inc.'s ("Company") financial position or results of operations would actually have been if all of the above transactions had actually occurred on the dates indicated, or to project the Company's financial position or results of operations for any future period or date.

Acquisition of AVIR
-------------------
On December 16, 1996, the Company announced that it completed a definitive agreement to purchase a controlling interest of approximately 76% in AVIR, the largest manufacturer of glass containers in Italy. AVIR is based in Milan, Italy and its shares are traded on the Milan Stock Exchange. Approximately 21% of the shares are publicly held, with the remaining shares controlled by Dr. Natale Maderna, AVIR chairman, and members of the Maderna and Ricciardi families. On February 3, 1997, the Company completed the acquisition of a 79% controlling interest. In addition to acquiring this controlling interest, the Company will also initiate a tender offer for the 21% of the shares of AVIR that are publicly held. Total consideration for 100% of the AVIR shares is expected to be approximately $580 million.

The acquisition is being accounted for under the purchase method of account-ing. The total purchase cost of approximately $580 million will be allocated to the tangible and identifiable intangible assets and liabilities of AVIR based upon their respective fair values. Such allocations will be based upon valuation and studies that have not been finalized. Accordingly, the alloca-tion of the purchase cost included in the accompanying pro forma condensed consolidated balance sheet is preliminary and, among other things, no alloca-tion has been made to property, plant, and equipment. The unallocated excess of purchase cost over net assets acquired is being amortized over 20 years in the pro forma condensed consolidated statements of operations. Such period is an estimate of the average life of the tangible and intangible assets to which the excess purchase cost will be assigned.

                             Owens-Illinois, Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                              As of June 30, 1996
                             (Millions of Dollars)

                                                        AVIR
                                   Consolidation      Purchase
                                      of AVIR        Accounting      Adjusted
                                    Historical     and Financing      Company
                      Historical    Amounts (1)    Adjustments (2)   Pro Forma
                      ----------   -------------   ---------------   ---------
Assets
Current assets:
  Cash and short
    term investments   $  120.4           $111.4                      $  231.8
  Receivables, net        469.1            180.8                         649.9
  Inventories             489.3            112.6          $  15.6        617.5
  Prepaid expenses         87.0             16.3                         103.3
                       --------           ------          -------     --------
    Total current
      assets            1,165.8            421.1             15.6      1,602.5

Investments and other
  assets                  798.3             48.1                         846.4
Prepaid pension           638.8                                          638.8
Excess of purchase cost
  over net assets
  acquired              1,003.3              1.0            247.9      1,252.2
Property, plant, and
  equipment, net        1,868.3            225.2                       2,093.5
                       --------           ------          -------     --------
    Total assets       $5,474.5           $695.4          $ 263.5     $6,433.4
                       ========           ======          =======     ========
Liabilities and
  Share owners' Equity
Current liabilities:
  Short-term loans and
    long-term debt due
    within one year    $  103.4           $ 21.8                      $  125.2
  Accounts payable
    and other
    liabilities           746.3            179.9                         926.2
                       --------           ------                      --------
    Total current
      liabilities         849.7            201.7                       1,051.4

Long-term debt          2,792.4             62.1          $ 576.4      3,430.9
Deferred taxes and
  other liabilities     1,017.3             61.0              7.0      1,085.3
Minority share owners'
  interests               183.4             50.7                         234.1
Share owners' equity      631.7            319.9           (319.9)       631.7
                       --------           ------          -------     --------
  Total liabilities
    and share owners'
    equity             $5,474.5           $695.4          $ 263.5     $6,433.4
                       ========           ======          =======     ========
   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

                              NOTES TO PRO FORMA
                     CONDENSED CONSOLIDATED BALANCE SHEET


(1) AVIR Historical Amounts -- Represents the historical carrying value of AVIR's assets and liabilities prior to purchase accounting adjustments. The translation into U. S. dollars has been made using the June 30, 1996 rate of 1,534.25 Italian Lire per U. S. dollar.

(2) Acquisition and Financing Adjustments -- Includes adjustments of the carrying values of AVIR's assets and liabilities to eliminate historical share owners' equity and revalue inventories accounted for on the LIFO method. Additionally, the column reflects the incremental debt assumed incurred to finance the acquisition.

                              Owens-Illinois, Inc.
           Pro Forma Condensed Consolidated Statement of Operations
                        Six Months Ended June 30, 1996
                (Millions of Dollars, except per share amounts)

                                                        AVIR
                                        AVIR          Purchase
                                     Historical      Accounting      Adjusted
                                     Results of    and Financing      Company
                      Historical   Operations (1)  Adjustments (2)   Pro Forma
                      ----------   --------------  ---------------   ---------
Revenues:
  Net Sales            $1,869.5           $299.4                      $2,168.9
  Other                    63.0             25.4                          88.4
                       --------           ------                      --------
                        1,932.5            324.8                       2,257.3

Costs and expenses:
  Manufacturing,
    shipping, and
    delivery            1,446.4            196.6                       1,643.0
  Research, engineering,
    selling, and
    administrative        120.3             49.4                         169.7
  Interest                148.3              5.7           $ 18.2        172.2
  Other                    30.2              1.8              6.2         38.2
                       --------           ------           ------     --------
                        1,745.2            253.5             24.4      2,023.1
                       --------           ------           ------     --------
Earnings (loss) before
  income taxes and
  minority share owners'
  interests               187.3             71.3            (24.4)       234.2

Provision (credit) for
  income taxes             65.2             33.6             (7.0)        91.8

Minority share owners'
  interests                15.9              5.0                          20.9
                       --------           ------           ------     --------
Net earnings (loss)    $  106.2           $ 32.7           $(17.4)    $  121.5
                       ========           ======           ======     ========
Net earnings per share
  of common stock      $   0.88                                       $   1.01
                       ========                                       ========
Average shares
  outstanding
  (thousands)           120,172                                        120,172
                        =======                                        =======

                     See accompanying Notes to Pro Forma
                Condensed Consolidated Statement of Operations.

                             Owens-Illinois, Inc.
           Pro Forma Condensed Consolidated Statement of Operations
                         Year Ended December 31, 1995
                (Millions of Dollars, except per share amounts)

                                                        AVIR
                                        AVIR          Purchase
                                     Historical      Accounting      Adjusted
                                     Results of    and Financing     Company
                      Historical   Operations (1)  Adjustments (2)   Pro Forma
                      ----------   --------------  ---------------   ---------
Revenues:
  Net Sales            $3,763.2           $622.6                      $4,385.8
  Other                   117.8             36.2                         154.0
                       --------           ------                      --------
                        3,881.0            658.8                       4,539.8

Costs and expenses:
  Manufacturing,
    shipping, and
    delivery            2,948.5            411.1                       3,359.6
  Research, engineering,
    selling, and
    administrative        242.6             96.7                         339.3
  Interest                299.6             13.8           $ 39.3        352.7
  Other                    80.3              4.9             12.4         97.6
                       --------           ------           ------     --------
                        3,571.0            526.5             51.7      4,149.2
                       --------           ------           ------     --------
Earnings (loss) before
  income taxes and
  minority share owners'
  interests               310.0            132.3            (51.7)       390.6

Provision (credit) for
  income taxes            100.8             60.1            (15.1)       145.8

Minority share owners'
  interests                40.1              7.2                          47.3
                       --------           ------           ------     --------
Net earnings (loss)    $  169.1           $ 65.0           $(36.6)    $  197.5
                       ========           ======           ======     ========
Net earnings per share
  of common stock      $   1.40                                       $   1.64
                       ========                                       ========
Average shares
  outstanding
  (thousands)           119,348                                        119,348
                        =======                                        =======

                     See accompanying Notes to Pro Forma
                Condensed Consolidated Statement of Operations.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS


(1) Consolidation of AVIR Historical Results -- Reflects the actual results of operations for AVIR based on historical costs for the six months ended June 30, 1996, and year ended December 31, 1995 prior to purchase accounting adjustments and the effects of the related financing. The translation into U. S. dollars has been made using the average rate for the six months ended June 30, 1996 and the year ended December 31, 1995 of 1,557.51 and 1,627.41 Italian Lire, respectively, per U. S. dollar.

      Financing for the acquisition has been assumed to be provided by additional borrowings under the Company's Bank Credit Agreement which was amended in November 1996. Interest is based on average rates in effect under the Company's Bank Credit Agreement during the periods. In the event any portion of the acquisition is financed or refinanced with borrowings from sources other than under the Company's Bank Credit Agreement, the incremental interest cost may be higher than that shown in the pro forma condensed consolidated statements of operations.

(2) AVIR Purchase Accounting and Financing Adjustments -- Includes the following increases (decreases) in earnings:

                                                  Six Months        Year
                                                    ended           ended
                                                   June 30,      December 31,
                                                     1996            1995
                                                  ----------     ------------
                                                      (Millions of Dollars)
      Incremental interest cost assuming the
        financing related to the acquisition
        occurred on January 1, 1995                  $(18.2)          $(39.3)

      Amortization of the unallocated excess
        of purchase cost over net assets
        acquired over 20 years                         (6.2)           (12.4)
                                                     ------           ------
                                                      (24.4)           (51.7)

      Tax benefits related to the incremental
        interest cost, at incremental U. S.
        statutory rates                                 7.0             15.1
                                                     ------           ------
                                                     $(17.4)          $(36.6)
                                                     ======           ======